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                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0120
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
              1 BANK ONE PLAZA, SUITE IL1-0801, THE LAW DEPARTMENT
                             CHICAGO, ILLINOIS 60670
           ATTN: F. HENRY KLESCHEN III, SENIOR COUNSEL, (312) 732-1793
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                    RLI CORP.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

ILLINOIS                                            37-0889946
(STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


9025 N. LINDBERGH DR.
PEORIA, ILLINOIS                                    61615
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                          DEBT SECURITIES OF RLI CORP.
                         (TITLE OF INDENTURE SECURITIES)


ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

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         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance
         Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.

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     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 2nd day of October, 2003.


               BANK ONE, NATIONAL ASSOCIATION,
               TRUSTEE

               By /s/ F. Henry Kleschen III
                  -------------------------
                  F. Henry Kleschen III
                  Senior Counsel


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, N.A., FILED AS
EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

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                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 October 2, 2003


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         In connection with the qualification of an indenture between RLI Corp. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       BANK ONE, NATIONAL ASSOCIATION

                        By   /s/ F. Henry Kleschen III
                             F. Henry Kleschen III
                             Senior Counsel

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                                                                       EXHIBIT 7

Legal Title of Bank: Bank One, NA       Call Date: 06/30/03
Address:             1 Bank One Plaza                        Cert #: 03618 Page RC-1
City, State  Zip:    Chicago, IL 60670

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                      DOLLAR AMOUNTS IN THOUSANDS    C300
                                                                                                                    -------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----

    a. Noninterest-bearing balances and currency and coin(1)...................            0081       17,114,000      1.a
    b. Interest-bearing balances(2)............................................            0071        5,902,000      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...............            1754                0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............            1773       59,166,000      2.b
3.  Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold in domestic offices..................................            B987        9,055,000
    b. Securities Purchased under agreements to resell.........................            B989        9,976,000      3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                           RCON
                                                                                           ----
    a. Loans and leases held for sale..........................................            5369        6,117,000      4.a
    b. Loans and leases, net of unearned income................................            B528      109,091,000      4.b
    c. LESS: Allowance for loan and lease losses...............................            3123        3,478,000      4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)....................................................            B529      105,613,000      4.d
5.  Trading assets (from Schedule RC-D)........................................            3545        5,960,000      5.
6.  Premises and fixed assets (including capitalized leases)                               2145        1,385,000      6.
7.  Other real estate owned (from Schedule RC-M)...............................            2150           70,000      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................            2130          414,000      8.
9.  Customers' liability to this bank on acceptances outstanding...............            2155          249,000      9.
10. Intangible assets..........................................................
    a.  Goodwill...............................................................            3163          847,000      10.a
    b.  Other intangible assets (from Schedule RC-M)...........................            0426           66,000      10.b
11. Other assets (from Schedule RC-F)..........................................            2160        9,166,000      11.
12. Total assets (sum of items 1 through 11)...................................            2170      231,100,000      12.



(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.



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

Legal Title of Bank:   Bank One, N.A.     Call Date:  06/30/03
Address:               1 Bank One Plaza                          Cert #"  03618  Page RC-2
City, State  Zip:      Chicago, IL 60670

SCHEDULE RC-CONTINUED

                                                                                                DOLLAR AMOUNTS IN
                                                                                                    THOUSANDS
                                                                                                -----------------
LIABILITIES
13. Deposits:                                                                               RCON
    a. In domestic offices (sum of totals of columns A and C                                ----
       from Schedule RC-E) ............................................                     2200    132,105,000    13.a
       (1) Noninterest-bearing(1)......................................                     6631     41,277,000    13.a1
       (2) Interest-bearing............................................                     6636     90,828,000    13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs....                    RCFN
                                                                                            ----
       (from Schedule RC-E, part II)....................................                    2200     22,220,000    13.b
       (1)  Noninterest-bearing.........................................                    6631        215,000    13.b.1
       (2)  Interest-bearing............................................                    6636     22,005,000    13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                                           RCFN
                                                                                            ----
    a. Federal funds purchased in domestic offices (2)...................                   B993      6,197,000    14.a
    b. Securities sold under agreements to repurchase (3)................                   RCFD
                                                                                            ----
                                                                                            B995      4,112,000    14.b
15. Trading Liabilities(from Schedule RC-D)..............................                   3548      4,666,000    15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M)...........                   3190     29,130,000    16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                2920        249,000    18.
19. Subordinated notes and debentures (2)................................                   3200      5,029,000    19.
20. Other liabilities (from Schedule RC-G)...............................                   2930      9,816,000    20.
21. Total liabilities (sum of items 13 through 20).......................                   2948    213,524,000    21.
22. Minority interest in consolidated subsidiaries.......................                   3000        116,000    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........................                   3838              0    23.
24. Common stock.........................................................                   3230        201,000    24.
25. Surplus (exclude all surplus related to preferred stock)                                3839      9,164,000    25.
26. a. Retained earnings.................................................                   3632      8,077,000    26.a
    b. Accumulated other comprehensive income (3)........................                   B530         18,000    26.b
27. Other equity capital components (4)..................................                   A130              0    27.
28. Total equity capital (sum of items 23 through 27)                                       3210     17,460,000    28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28)................................                   3300    231,100,000    29.


Memorandum
To be reported only with the March Report of Condition

                                                                                            ----------- ------------
1. Indicate in the box at the right the number of the statement below that best               RCON        Number     Number
   describes the most comprehensive level of auditing work performed for the bank by        ----------- ------------ M.I.
   independent external auditors as of any date during 2001 ...........                       6724         N/A
                                                                                            ----------- ------------

1 = Independent audit of the bank conducted in accordance         5 =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company        6 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which         7 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                              8 =  Other audit procedures (excluding tax preparation work)
3 = Attestation on bank management's asseertion on the            9 =  No external audit work
    effectiveness of internal control over financial reporting by a certified public accounting firm.
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.